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                                                                   EXHIBIT 10.59


THIS WARRANT AND THE SHARES ISSUABLE HEREUNDER HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND MAY NOT BE SOLD, PLEDGED, OR OTHERWISE TRANSFERRED WITHOUT AN EFFECTIVE REGISTRATION THEREOF UNDER SUCH ACT OR PURSUANT TO RULE 144 OR AN OPINION OF COUNSEL REASONABLY SATISFACTORY TO THE CORPORATION AND ITS COUNSEL, THAT SUCH REGISTRATION IS NOT REQUIRED.

                        WARRANT TO PURCHASE COMMON STOCK

Company:  Intervisual Books, Inc.
Class of Stock: Common
Issue Date: December 31, 2001

THIS WARRANT CERTIFIES THAT, for good and valuable consideration, INTERVISUAL PARTNERS, LLC ("Holder") is entitled to purchase the number of fully paid and nonassessable shares of common stock (the "Shares") of Intervisual Books, Inc. (the "Company") at the initial exercise price per Share (the "Warrant Price") all as set forth below and as adjusted pursuant to Articles 1 & 2 of this Warrant, subject to the provisions and upon the terms and conditions set forth of this Warrant. This Warrant is being issued pursuant to the Series A Preferred Stock Purchase Agreement, dated as of the Issue Date set forth above, by and between the Company and Holder (the "Stock Purchase Agreement").

ARTICLE 1. EXERCISE.

     1.1 Number of Shares; Exercise Price. Subject to the terms and conditions hereinafter set forth, the number of Shares which Holder shall be entitled to purchase upon the exercise of the Warrant shall be determined in five separate tranches: one tranche at each of the next five (5) anniversary dates (each, an "Anniversary Date") of the First Closing (as defined in the Stock Purchase Agreement), and shall be equal to the quotient determined by dividing (i) an amount equal to eight percent (8%) of the aggregate purchase price paid by Holder for the shares of the Company's Series A Preferred Stock acquired by Holder at the First Closing and the Second Closing (as defined in the Stock Purchase Agreement) which are then still held of record by Holder on the applicable Anniversary Date, by (ii) the fair market value (as determined pursuant to Section 1.4 below) of one Share on such Anniversary Date. The exercise price with respect to the Shares issuable upon the exercise of each tranche of the Warrant will be determined in five separate tranches, one tranche at each of the Anniversary Dates, and shall be equal to eighty percent (80%) of the fair market value of one Share on the applicable Anniversary Date (each, a "Warrant Price").

     1.2 Method of Exercise. Holder may exercise this Warrant as to the number of Shares which has been established for an applicable tranche pursuant to
Section 1.1 above by delivering a duly executed Notice of Exercise in substantially the form attached as Appendix 1 to the principal office of the Company. Unless Holder is exercising the conversion right set forth in Section
1.3 below, Holder shall also deliver to the Company a check for the aggregate applicable Warrant Price for the Shares being purchased.
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     1.3  Conversion Right. In lieu of exercising this Warrant as specified in
Section 1.2 above, Holder may from time to time convert each tranche of this Warrant to the extent established pursuant to Section 1.1 above, in whole or in part, into a number of Shares determined by dividing (a) the aggregate fair market value of the Shares or other securities otherwise issuable upon exercise of this Warrant minus the aggregate applicable Warrant Price of such Shares by
(b) the fair market value of one Share. The fair market value of the Shares shall be determined pursuant to Section 1.4.

     1.4 Fair Market Value. The fair market value of one Share shall be (i) if the Shares are traded in a public market, the average of the bid and asked price for such Share reported for a period of thirty (30) trading days immediately before each applicable Anniversary Date, and (ii) if the Shares are not traded in a public market, the fair market value as determined by the Board of Directors (of the Company in its reasonable good faith judgment, provided, however, that if Holder disagrees with such determination, the Company and Holder shall submit the matter to a third party mutually acceptable to the Company and Holder, and the determination of the fair market value by such third party shall be binding on the Company and Holder.

     1.5 Delivery of Certificate and New Warrant. Promptly after Holder exercises or converts this Warrant, the Company shall deliver to Holder certificates for the Shares acquired and, if this Warrant has not been fully exercised or converted and has not expired, a new Warrant representing the Shares not so acquired.

     1.6 Replacement of Warrants. On receipt of evidence reasonably satisfactory to the Company of the loss, theft, destruction or mutilation of this Warrant and, in the case of loss, theft or destruction, on delivery of an indemnity agreement reasonably satisfactory in form and amount to the Company or, in the case of mutilation, or surrender and cancellation of this Warrant, the Company at its expense shall execute and deliver, in lieu of this Warrant, a new warrant of like tenor.

     1.7  Repurchase on Sale, Merger, or Consolidation of the Company.

          1.7.1. "Acquisition". For the purpose of this Warrant, "Acquisition" means any sale, license, or other disposition of all or substantially all of the assets of the Company, or any reorganization, consolidation, or merger of the Company where the holders of the Company's securities before the transaction beneficially own less than 50% of the outstanding voting securities of the surviving entity after the transaction.

          1.7.2. Assumption of Warrant. Upon the closing of any Acquisition, the successor entity shall assume the obligations of this Warrant, and this Warrant shall be exercisable for the same securities, cash, and property as would be payable for the Shares issuable upon exercise of the unexercised portion of this Warrant as if such Shares were outstanding on the record date for the Acquisition and subsequent closing. The Warrant Price shall be adjusted accordingly.

          1.7.3. Acceleration. Notwithstanding the foregoing, the successor entity in an Acquisition may elect to require Holder to exercise each tranche of this Warrant (to the extent such tranche has been established pursuant to Section 1.1 above and is then exercisable pursuant to Section 5.1 below) or lose the right to exercise this Warrant upon the date of the Acquisition. In this event, the Company shall give Holder notice of the pending Acquisition at least ten (10) business days prior to the anticipated date of



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the Acquisition and the Holder shall have the right to exercise this Warrant at any time prior to the date of the Acquisition.

ARTICLE 2. ADJUSTMENTS TO THE SHARES.

     2.1 Stock Dividends, Splits, Etc. If the Company declares or pays a dividend on its common stock payable in common stock or other securities, or subdivides the outstanding common stock into a greater amount of common stock, then upon exercise of this Warrant, for each Share acquired, Holder shall receive, without cost to Holder, the total number and kind of securities to which Holder would have been entitled had Holder owned the Shares of record as of the date the dividend or subdivision occurred.

     2.2 Reclassification, Exchange or Substitution. Upon any reclassification, exchange, substitution, or other event that results in a change of the number and/or class of the securities issuable upon exercise or conversion of this Warrant, Holder shall be entitled to receive, upon exercise or conversion of this Warrant, the number and kind of securities and property that Holder would have received for the Shares if this Warrant had been exercised immediately before such reclassification, exchange, substitution, or other event. Such an event shall include any automatic conversion of the outstanding or issuable securities of the Company of the same class or series as the Shares to common stock pursuant to the terms of the Company's Articles of Incorporation upon the closing of a registered public offering of the Company's common stock. The Company or its successor shall promptly issue to Holder a new Warrant for such new securities or other property. The new Warrant shall provide for adjustments which shall be as nearly equivalent as may be practicable to the adjustments provided for in this Article 2, including, without limitation, adjustments to the Warrant Price and to the number of securities or property issuable upon exercise of the new Warrant. The provisions of this Section 2.2 shall similarly apply to successive reclassifications, exchanges, substitutions, or other events.

     2.3 Adjustments for Combinations, Etc. If the outstanding Shares are combined or consolidated, by reclassification or otherwise, into a lesser number of shares, the Warrant Price shall be proportionately increased.

     2.4 No Impairment. The Company shall not, by amendment of its Articles of Incorporation or through a reorganization, transfer of assets, consolidation, merger, dissolution, issue, or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms to be observed or performed under this Warrant by the Company, but shall at all times in good faith assist in carrying out of all the provisions of this Article 2 and in taking all such action as may be necessary or appropriate to protect Holder's rights under this Article against impairment.

     2.5 Fractional Shares. No fractional Shares shall be issuable upon exercise or conversion of the Warrant and the number of Shares to be issued shall be rounded down to the nearest whole Share. If a fractional share interest arises upon any exercise or conversion of the Warrant, the Company shall eliminate such fractional share interest by paying Holder amount computed by multiplying the factional interest by the fair market value of a full Share.

     2.6 Certificates. Promptly following each applicable Anniversary Date, the Company shall furnish Holder a certificate setting forth the Warrant Price and the corresponding number of Shares issuable upon exercise of the Warrant for the particular tranche, in each case as determined on each such applicable Anniversary Date pursuant to Section 1.1 above, and the expiration date for such tranche. Upon


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        each adjustment of the applicable Warrant Price, the Company shall promptly compute such adjustment, and furnish Holder with a certificate setting forth such adjustment and the facts upon which such adjustment is based. The Company shall, upon written request, furnish Holder a certificate setting forth the applicable Warrant Price or Warrant Prices in effect upon the date thereof and the series of adjustments leading to such Warrant Price or Warrant Prices.

ARTICLE 3. REPRESENTATIONS AND COVENANTS OF THE COMPANY.

     3.1 Representations and Warranties. The Company hereby represents and warrants to Holder as follows:

          (a) This Warrant has been duly authorized by all necessary corporate action on the part of the Company.

          (b) All Shares which may be issued upon the exercise of the purchase right represented by each tranche of this Warrant, and all securities, if any, issuable upon conversion of such Shares, shall, upon issuance, be duly authorized, validly issued, fully paid and nonassessable, and free of any liens and encumbrances, except for restrictions on transfer provided for herein or under applicable federal and state securities laws.

     3.2 Reservation of Shares. The Company covenants and agrees that at all times it will have authorized and reserved a sufficient number of shares of common stock to provide for the exercise of the rights represented by this Warrant.

     3.3 Notice of Certain Events. If the Company proposes at any time (a) to declare any dividend or distribution upon its common stock, whether in cash, property, stock, or other securities; (b) to offer for subscription pro rata to the holders of any class or series of its stock any additional shares of stock of any class or series or other rights; (c) to effect any reclassification or recapitalization of its common stock; or (d) to merge or consolidate with or into any other corporation, or sell, lease, license, or convey all or substantially all of its assets, or to liquidate, dissolve or wind up, then, in connection with each such event, the Company shall give the Holder at least ten
(10) days prior written notice of the date on which a record will be taken for such dividend, distribution, or subscription rights or for determining rights to vote, if any, in respect of the matters referred to in (c) and (d) above.

ARTICLE 4. REPRESENTATIONS OF HOLDER.

In connection with the acquisition of the Warrant and the shares, Holder hereby represents and warrants to the Company as follows:

     4.1 Investment. Holder is purchasing the Warrant for its own account for investment purposes only and not with a view to, or for the resale in connection with, any "distribution" thereof for purposes of the Securities Act of 1933, as amended (the "Securities Act"). Holder is an "Accredited Investor" as that term is defined in Rule 501 of Regulation D promulgated under the Securities Act. Holder is able to bear the economic risk of a purchase of the Shares pursuant to the terms of this Warrant. Holder acknowledges that the Shares upon their issuance will not be registered under the Securities Act or qualified under any state securities law and may not be sold, pledged or otherwise transferred without an effective registration statement under the Securities Act or pursuant to an exemption from registration.



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     4.2  Knowledge. Holder is aware of the Company's business affairs and financial condition, and has acquired sufficient information about the Company to reach an informed and knowledgeable decision to acquire the Warrant and/or the Shares. Holder has such knowledge and experience in financial business matters that Holder is capable of evaluating the merits and risks associated with acquiring this Warrant and the Shares.

ARTICLE 5. MISCELLANEOUS.

     5.1 Term; Expiration. Except as otherwise provided herein, each tranche of this Warrant shall be exercisable, in whole or in part, at any time and from time to time after the applicable Anniversary Date and on or before five years after such applicable Anniversary Date.

     5.2 Legends. This Warrant and the Shares (and the securities issuable, directly or indirectly, upon conversion of the Shares, if any) shall be imprinted with a legend in substantially the following form:

        THIS SECURITY HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND MAY NOT BE SOLD, PLEDGED OR OTHERWISE TRANSFERRED WITHOUT AN EFFECTIVE REGISTRATION THEREOF UNDER SUCH ACT OR PURSUANT TO RULE 144 OR AN OPINION OF COUNSEL REASONABLY SATISFACTORY TO THE CORPORATION AND ITS COUNSEL THAT SUCH REGISTRATION IS NOT REQUIRED.

     5.3 Compliance with Securities Laws on Transfer. This Warrant and the Shares issuable upon exercise of this Warrant (and the securities issuable, directly or indirectly, upon conversion of the Shares, if any) may not be transferred or assigned in whole or in part without compliance with applicable federal and state securities laws by the transferor and the transferee (including, without limitation, the delivery of investment representation letters and legal opinions reasonably satisfactory to the Company, as reasonably requested by the Company).

     5.4 Transfer Procedure. Subject to the provisions of Section 5.3, Holder may transfer all or part of this Warrant or the Shares issuable upon exercise of this Warrant to a transferee who is an affiliate of Holder by giving the Company notice of the portion of the Warrant being transferred setting forth the name, address and taxpayer identification number of the transferee and surrendering this Warrant to the Company for reissuance to the transferee(s) (and Holder if applicable). Unless the common stock of the Company is traded on a national securities exchange or NASDAQ, the Company shall have the right to refuse to transfer any portion of this Warrant to any person who directly competes with the Company.

     5.5 Notices. All notices and other communications from the Company to Holder, or vice versa, shall be deemed delivered and effective when given personally or mailed by first-class registered or certified mail, postage prepaid, at such address as may have been furnished to the Company or the Holder, as the case may be, in writing by the Company or such Holder from time to time.

     5.6 Waiver. This Warrant and any term hereof may be changed, waived, discharged or terminated only by an instrument in writing signed by the party against which enforcement of such change, waiver, discharge or termination is sought.



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     5.7  Attorneys' Fees. In the event of any dispute between the parties concerning the terms and provisions of this Warrant, the party prevailing in such dispute shall be entitled to collect from the other party all reasonable costs incurred in such dispute, including reasonable attorneys' fees.

     5.8 Governing Law. This Warrant shall be governed by and construed in accordance with the laws of the State of California, without giving effect to its principles regarding conflicts of law.

ARTICLE 6.  CONDITION TO EFFECTIVENESS.

The effectiveness of this Warrant is specifically conditioned upon the release from escrow to the Company of $1,600,000 at the Second Closing as provided for in the Stock Purchase Agreement. Holder acknowledges that unless such sum is released from escrow to the Company at the Second Closing this Warrant shall be null and void and of no further effect.

                            [Signature Page Follows]



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                            [Warrant Signature Page]

                                                   Company:

                                                   INTERVISUAL BOOKS, INC.


                                                   By:  /s/ Waldo H. Hunt
                                                      --------------------------
                                                   Name:  Waldo H. Hunt

                                                   Title:  Chairman of the Board



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                                   APPENDIX 1

                               NOTICE OF EXERCISE

     1. The undersigned hereby elects to purchase _______________ shares of the Common Stock of INTERVISUAL BOOKS, INC., pursuant to the terms of the attached Warrant, and tenders herewith payment of the purchase price of such shares in full.

     1. The undersigned hereby elects to convert the attached Warrant into Shares in the manner specified in the Warrant. This conversion is exercised with respect to _____________________ of the Shares covered by the Warrant.

     [Strike paragraph that does not apply.]

     2. Please issue a certificate or certificates representing said Shares in the name of the undersigned at the address specified below:



                        ---------------------------------

                        ---------------------------------
                                    (Address)

     3. The undersigned represents it is acquiring the Shares solely for its own account and not as a nominee for any other party and not with a view toward the resale or distribution thereof except in compliance with applicable securities laws. The undersigned acknowledges that the shares have not been registered under the Securities Act of 1933 and that any disposition of the Shares is subject to restrictions imposed by federal and state securities laws.


                                    -------------------------------------------
                                    (Signature)


-------------------------
        (Date)

Warrant